SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Washington	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway

Bothell, Washington 98011

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (425) 415-6847

Item 5.  Other Events and Required FD Disclosure.

Microvision, Inc. has offered directly to certain investors an aggregate of 3,560,000 shares of its common stock.  The purchase price for each share of common stock is $6.25.  Of the shares of common stock being offered, 1,440,402 shares are covered by the Company’s Registration Statement on Form S-3 (Registration No. 333-102244), 2,048,945 shares are covered by the Company’s Registration Statement on Form S-3 (Registration No. 333-76432) and 70,653 shares are covered by the Company's Registration Statement on Form S-3 (Registration No. 333-110181).  Microvision expects that delivery of the shares of common stock being offered will be made to investors on or about November 3, 2003.  The purpose of this Current Report is to file the Placement Agency Agreement with C.E. Unterberg, Towbin, Opinion on Legality of Securities, and Form of Securities Purchase Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c)  Exhibits.

1.1           Placement Agency Agreement with C.E. Unterberg, Towbin, dated November 3, 2003

5.1           Opinion on Legality of Securities

5.2           Opinion on Legality of Securities

10.1         Form of Securities Purchase Agreement

10.2         Form of Securities Purchase Agreement

23.2         Consent of Ropes & Gray LLP (see Exhibit 5.1 and Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

	By:	/s/ Richard F. Rutkowski

Richard F. Rutkowski
Chief Executive Officer

Date: November 3, 2003